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                                                                    Exhibit 23.6



                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) of World Access, Inc. pertaining to the World Access, Inc. Outside Directors' Warrant Plan and the World Access, Inc. Directors' Warrant Incentive Plan of our report dated November 4, 1998, with respect to the consolidated financial statements and schedule of Telco Systems, Inc. included in the Registration Statement (Form S-4 No. 333-67025) and related Joint Proxy Statement/Prospectus filed by World Access, Inc. with the Securities and Exchange Commission.



                                          /s/ Ernst & Young LLP


Boston, Massachusetts
December 7, 1998